UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2007

GMH COMMUNITIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(Address of principal executive offices)

(610) 355-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On June 5, 2007, management of GMH Communities Trust (the “Company”) will attend REITWeekTM 2007, NAREIT’s Investor Forum, in New York City. In addition to the matters described in the Company’s filings with the Securities and Exchange Commission and press releases issued to date, the Company intends to disclose the following information regarding its student housing segment:

•                  as of June 4, 2007, the Company’s owned student housing portfolio, excluding assets owned under joint venture structures, was approximately 89.0% occupied;

•                  as of June 4, 2007, the Company’s owned student housing portfolio, excluding assets owned under joint venture structures, was approximately 74.0% pre-leased for the Fall 2007 semester, as compared to approximately 73.0% for the same time in 2006; and

•                  as of June 4, 2007, the Company is currently projecting an average same store per bed net rental rate increase for the Fall 2007/2008 academic year of approximately 2.5% over the prior academic year lease period.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2007

GMH COMMUNITIES TRUST

	By:	/s/ Joseph M. Macchione
	Name:	Joseph M. Macchione
	Title:	Executive Vice President, General Counsel and Secretary